Exhibit 99.2

Verso Announces Strategic Business Unit Organization,

Corporate Office Consolidation and Overhead Expense Reduction Project

Implementation of Each Strategic Initiative to Begin in January 2017

MEMPHIS, Tenn. – November 14, 2016 – Verso Corporation (NYSE: VRS) today announced three strategic initiatives designed to drive increased efficiency in the allocation of its resources, reduce the company’s cost of doing business, and improve Verso’s operating and financial performance. As part of its comprehensive strategy to position the company for success in a challenging industry, Verso plans to organize its business into two strategic business units – graphic paper and specialty paper; consolidate its corporate offices in Memphis, Tennessee, and Miamisburg, Ohio, into a single headquarters to be located in Miamisburg; and improve the delivery of its support services with the objective of reducing overhead expenses by at least 10 percent on an annual basis. Planning for each of these initiatives is underway, with implementation set to begin in January 2017.

“We expect that the strategic initiatives announced today will enable Verso to be more agile in adapting to an evolving marketplace, more responsive to our customers, more efficient and cost-effective in our operations, and ultimately more financially successful,” said Robert M. Amen, Verso’s Chairman of the Board.

Strategic Business Unit Organization

The strategic organization of Verso’s business into graphic paper and specialty paper business units is intended to provide greater focus, responsiveness and accountability. Each business unit will develop and implement strategies for responding to the specific market conditions and unique customer requirements of its business segment. Each business unit will operate in a semi-autonomous manner and will be responsible for its own revenues, costs and profitability. Both business units will receive overall strategic direction from Verso’s Board of Directors and Chief Executive Officer and will be supported by a centralized administrative staff.

Verso’s graphic paper business unit will be led by Michael A. Weinhold, and its specialty paper business unit will be led by Jason J. Handel. Both Weinhold and Handel are seasoned executives at Verso with extensive backgrounds and experience in the businesses they will oversee. Currently, Weinhold serves as Senior Vice President of Sales, Marketing and Product Development, while Handel serves as Group Vice President of Technical Sales and Product Development. In the new organization, Weinhold and Handel each will have the title of President of the business unit that he leads and will report directly to Verso’s Chief Executive Officer.

“The strategic business unit organization will further strengthen Verso’s relationships with our graphic paper and specialty paper customers by allowing us to focus more closely on their distinctive business needs,” said Weinhold. “Our ultimate goal is to help our customers be more successful by meeting, and exceeding, their expectations,” Handel added. “If we can achieve these results while consistently maximizing Verso’s manufacturing efficiency and cost-effectiveness, we will make great strides toward enhancing Verso’s profitability and success for a long time to come.”

Corporate Office Consolidation

The planned consolidation of the Memphis and Miamisburg corporate offices reflects a common-sense approach to organizing and locating Verso’s support functions. Verso has about 60 employees in Memphis and more than 200 employees in Miamisburg, resulting in considerable redundancy and inefficiency. Consolidating these employees in a single location not only will reduce costs and improve efficiency, but it also will strengthen the performance of Verso’s corporate staff by fostering increased familiarity, better communication, closer camaraderie and other benefits that naturally occur when people work together.

“We understand that the planned consolidation of Verso’s corporate offices will cause disruption in the lives of the Memphis office employees who make the move to Miamisburg and will create additional challenges for those who do not,” said Kenneth D. Sawyer, Verso’s Senior Vice President of Human Resources and Communications. “Verso is committed to treating all our Memphis office employees with fairness, dignity and respect and to quickly communicating openly and honestly with each person about how this decision will affect him or her. Verso’s departmental heads and Human Resources team will begin meeting with our employees in the very near future.”

Overhead Expense Reduction Project

Verso has established a goal to reduce its overhead expenses by at least 10 percent compared to 2016. This objective is predicated on the belief that there are ways to reduce the cost of delivering the services that support Verso’s business while preserving or even improving the quality of such services. Verso intends to approach the overhead expense reduction project openly, objectively and with the singular, overarching goal of obtaining the best possible results for the company as a whole.

Since Verso completed its reorganization in July, management has been reviewing, benchmarking and analyzing the existing framework for the delivery of support services and has begun identifying ways that overhead expenses could be reduced. Verso will leverage both internal and external resources to develop a comprehensive approach to making its support services more efficient and cost-effective. Verso expects to implement the changes necessary to achieve the overhead expense savings in 2017 and to realize such savings over the course of 2017 and 2018.

“Given the significant headwinds facing our industry, Verso simply cannot afford to stand still when it comes to driving cost out of our business,” said Allen J. Campbell, Verso’s Senior Vice President and Chief Financial Officer. “We must constantly renew our focus on and commitment to efficiency and cost-effectiveness, whether at the mills, in the field or at corporate. This overhead expense reduction project is both a challenge and a necessity if we are to ensure Verso’s long-term profitability and viability.”

About Verso

Verso Corporation is the turn-to company for those looking to successfully navigate the complexities of paper sourcing and performance. The leading North American producer of printing and specialty papers and pulp, Verso provides insightful solutions that help drive improved customer efficiency, productivity, brand awareness and business results. Verso’s long-standing reputation for quality and reliability is directly tied to our vision to be a company with passion that is respected and trusted by all. Verso’s passion is rooted in ethical business practices that demand safe workplaces for our employees and sustainable wood sourcing for our products. This passion, combined with our flexible manufacturing capabilities and an unmatched commitment to product performance, delivery and service, make Verso a preferred choice among commercial printers, paper merchants and brokers, converters, publishers and other end users. For more information, visit us online at versoco.com.

Forward-Looking Statements

In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend” and other similar expressions. Forward-looking statements are based on currently available business, economic, financial and other information and reflect management’s current beliefs, expectations and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. For a discussion of such risks and uncertainties, please refer to Verso’s filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

Media contact:

Kathi Rowzie

Vice President, Communications and Public Affairs

901-369-5800

kathi.rowzie@versoco.com

Investor contact:

901-369-4128

investor.relations@versoco.com

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